Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form
S-8 (No. 33-46062) of MBIA Inc., of our report dated June 2, 2025, relating to the financial statements and supplemental schedule of MBIA Inc. Employee 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2024.

/s/ BDO USA, P.C.

Jacksonville, Florida

June 2, 2025

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